UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2014 (October 27, 2014)
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The Scotts Miracle-Gro Company
(Exact name of registrant as specified in its charter)
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Ohio	001-11593	31-1414921
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

14111 Scottslawn Road, Marysville, Ohio	43041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 644-0011
Not applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On October 27, 2014, Stephanie M. Shern, a member of the Board of Directors (the “Board”) of The Scotts Miracle-Gro Company (the “Company”), notified the Company of her resignation from the Board effective immediately. As a Class I director, Mrs. Shern’s term was set to expire at the Company’s 2017 Annual Meeting of Shareholders.  Mrs. Shern was most recently a member of the Audit & Finance Committee and the Strategy & Business Development Committee. Mrs. Shern joined the Board in 2003 and previously served as Chair of the Audit Committee for nearly 10 years.

Mrs. Shern stressed her departure was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

The Company thanks Mrs. Shern for her counsel and insight since joining the Board and wishes her well in all of her future endeavors.

The Company immediately will commence a search to replace Mrs. Shern.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SCOTTS MIRACLE-GRO COMPANY

Dated: October 31, 2014	By: /s/ IVAN C. SMITH
Printed Name: Ivan C. Smith
Title: Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

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